      As filed with the Securities and Exchange Commission on June 27, 1997

                                                    Registration No. 333-_______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                MEDPARTNERS, INC.
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                                      63-1151076
    (State or Other Jurisdiction                         (I.R.S. Employer
  of Incorporation or Organization)                   Identification Number)

                         3000 GALLERIA TOWER, SUITE 1000
                            BIRMINGHAM, ALABAMA 35244
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                 MEDPARTNERS, INC. 1994 STOCK INCENTIVE PLAN
                                     AND
                              MEDPARTNERS, INC.
                  1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plans)

                                 LARRY R. HOUSE
                        CHAIRMAN OF THE BOARD, PRESIDENT
                           AND CHIEF EXECUTIVE OFFICER
                                MEDPARTNERS, INC.
                         3000 GALLERIA TOWER, SUITE 1000
                            BIRMINGHAM, ALABAMA 35244
                     (Name and Address of Agent for Service)
                                 (205) 733-8996
          (Telephone Number, including Area Code, of Agent for Service)

            The Commission is requested to send copies of all notices
                          and other communications to:

                           ROBERT E. LEE GARNER, ESQ.
                        HASKELL SLAUGHTER & YOUNG, L.L.C.
                           1200 AMSOUTH/HARBERT PLAZA
                             1901 SIXTH AVENUE NORTH
                            BIRMINGHAM, ALABAMA 35203
                               TEL: (205) 251-1000
                               FAX: (205) 324-1133
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                 Proposed Maximum         Proposed Maximum
        Title of Securities                Amount to be           Offering Price         Aggregate Offering           Amount of
         to be Registered                   Registered               Per Share                  Price              Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per       1,962,051 shares(2)       $12.454 (3)              $24,435,383.15 (3)        $ 7,404.67
share (including Common Stock
Purchase Rights)(1)

Common Stock, par value $.001 per          47,200 shares(4)       $12.672 (5)              $   598,118.40 (5)        $   181.25
share (including Common Stock
Purchase Rights)(1)

Common Stock, par value $.001
per share (including Common
Stock Purchase Rights)(1)                 470,600 shares(6)       $21.375 (7)              $10,059,075    (7)        $ 3,048.21

Common Stock, par value $.001
per share (including Common Stock
Purchase Rights) (1)                      188,800 shares(8)       $21.375 (7)              $ 4,035,600    (7)        $ 1,222.91
                                        ----------------          -------                  --------------            ----------
Total                                   2,668,651 shares               --                  $39,128,176.55            $11,857.04
===================================================================================================================================

(1) The Common Stock Purchase Rights (the"Rights") are attached to and trade with the common stock of MedPartners, Inc. ("MedPartners" or the "Company"). The value, if any, attributable to the Rights is reflected in the market price of the Common Stock of MedPartners.
(2) Maximum number of shares which may be issued by MedPartners pursuant to outstanding stock options under the MedPartners, Inc. 1994 Stock
      Incentive Plan (the "MedPartners Plan"), formerly the InPhyNet
      Medical Management Inc. 1994 Stock Incentive Plan, which was assumed by MedPartners under the terms of the Agreement and Plan of Merger in connection with the merger of Seabird Merger Corporation with and into InPhyNet Medical Management Inc. ("InPhyNet").
(3) Determined pursuant to Rule 457 (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and represents the weighted average exercise price of the outstanding stock options under the MedPartners Plan.
(4) Maximum number of shares which may be issued by MedPartners pursuant to outstanding stock options under the MedPartners, Inc. 1994 Non-Employee Director Stock Option Plan, formerly the InPhyNet Medical Management,
      Inc. 1994 Non-employee Director Stock Option Plan (the "MedPartners Non-Employee Director Plan"), which was assumed by MedPartners under the terms of the Agreement and Plan of Merger in connection with the merger of Seabird Merger Corporation with and into InPhyNet.
(5) Determined pursuant to Rule 457 (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and represents the weighted average exercise price of the outstanding stock options under the MedPartners Non-Employee Director Plan.
(6) Maximum number of shares which may be issued by MedPartners pursuant to stock options available for future grant under the MedPartners Plan.
(7) Determined pursuant to Rule 457 (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and represents the last sale price of the Common Stock of MedPartners as reported on The New York Stock Exchange Composite Transaction Tape on June 24, 1997.
(8) Maximum number of shares which may be issued by MedPartners pursuant to stock options available for future grant under the MedPartners Non-Employee Director Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         MedPartners, Inc., a Delaware corporation ("MedPartners" or the "Company"), hereby incorporates by reference into this registration statement on Form S-8 (the "Registration Statement") the following documents which have heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Annual Report on Form 10-K/A for the year ended December 31, 1996.

         (b) The Company's Quarterly Report on Form 10-Q filed for the quarter ended March 31, 1997.

         (c) The Company's Current Report on Form 8-K filed January 27, 1997 (reporting the entering into of the Plan of Merger with InPhyNet and setting forth certain pro forma financial information for the combined companies).

         (d) The description of securities to be registered contained in the Registration Statement filed with the Commission on Form 8-B under the Exchange Act and declared effective on November 29, 1995, including any amendment or reports filed for the purpose of updating such description.

         There are also hereby incorporated by reference into this Registration Statement and made a part hereof the following documents filed by InPhyNet Medical Management Inc. ("InPhyNet") with the Commission (File No. 0-24336):

         (a) InPhyNet's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1996.

         (b) InPhyNet's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

         (c) InPhyNet's Current Report on Form 8-K filed on January 23, 1997 (reporting the entering into of the Plan of Merger with MedPartners).

         (d) InPhyNet's Current Report on Form 8-K filed on May 22, 1997 (relating to an adjustment of certain merger terms).

         (e)      InPhyNet's Registration Statement on Form 8-A dated March 6,
                  1996.

         All documents subsequently filed by the Company or InPhyNet pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.


ITEM 4.   DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS & COUNSEL

         Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102(b)(7) of the Delaware General Corporate Law ("DGCL") grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. The Company's Restated Certificate of Incorporation contains a provision eliminating or limiting director liability to the Company and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

         Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provision therein set forth. The Company's Amended and Restated By-laws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of the Company who, by reason of the fact that he or she is a director, officer, employee, or agent of the Company is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

         The Company has entered into agreements with all of its directors and executive officers pursuant to which the Company has agreed to indemnify such directors and executive officers against liability incurred by them by reason of their services of a director to the fullest extent allowable under applicable law. In addition, the Company has purchased insurance containing customary terms and conditions as permitted by Delaware law on behalf of its directors and officers, which may cover liabilities under the Securities Act of 1933.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.   EXHIBITS

   Exhibit Number                                           Description of Exhibit
   --------------                                           ----------------------
       (4)-1                 MedPartners, Inc. Stockholders' Rights Plan, filed as Exhibit (4)-1 to the
                             Company's Registration Statement on Form S-4 (Registration No. 333-00774)
                             is hereby incorporated by reference.

       (4)-2                 Amendment No. 1 to the Stockholders' Rights Plan of MedPartners, Inc., filed as Exhibit (4)-2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, is hereby incorporated herein by reference.

       (4)-3                 Amendment No. 2 to the Stockholders' Rights Plan of MedPartners, Inc., filed as Exhibit (4)-2 to the Company's Registration Statement on Form S-3
                             (Registration No. 333-17339), is hereby incorporated herein by reference.

       (4)-4                 MedPartners, Inc. 1994 Stock Incentive Plan

       (4)-5                 MedPartners, Inc. 1994 Non-Employee Director Stock
                             Option Plan.

       (5)                   Opinion of Haskell Slaughter & Young, L.L.C. as to legality of the shares of
                             MedPartners, Inc. Common Stock being registered.

       (23)-1                Consent of Ernst & Young LLP, Independent Auditors

       (23)-2                Consent of Haskell Slaughter & Young, L.L.C. (contained in the opinion of counsel filed as Exhibit 5 to this Registration Statement).

        24                   Powers of Attorney (set forth on the signature page of this Registration
                             Statement).


ITEM 9.   UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the amount of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in amount and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3, S-8, or F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in period reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or, otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 27, 1997.


                                          MEDPARTNERS, INC.


                                          By     /s/ Larry R. House
                                            ---------------------------------
                                                     Larry R. House
                                         Chairman of the Board, President and
                                                 Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry R. House and Harold O. Knight, Jr., and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements relating to the offering to which this Registration Statement relates, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   Signature                                         Title                            Date
                   ---------                                         -----                            ----

        /s/ Larry R. House                             Chairman of the Board, President           June 27, 1997
       ---------------------------------                  and Chief Executive Officer
            Larry R. House                               (Principal Executive Officer)

        /s/ Harold O. Knight, Jr.                        Executive Vice President and             June 27, 1997
       ---------------------------------                    Chief Financial Officer
            Harold O. Knight, Jr.                         (Principal Financing and
                                                              Accounting Officer)

        /s/ Richard M. Scrushy                                     Director                       June 27, 1997
       ---------------------------------
            Richard M. Scrushy


        /s/ Larry D. Striplin, Jr.                                 Director                       June 27, 1997
       ---------------------------------
            Larry D. Striplin, Jr.


        /s/ Charles W. Newhall III                                 Director                       June 27, 1997
       ----------------------------------
        /s/ Charles W. Newhall III


        /s/ Ted H. McCourtney, Jr.                                 Director                       June 27, 1997
       ----------------------------------
        /s/ Ted H. McCourtney, Jr.


        /s/ Walter T. Mullikin, M.D.                               Director                       June 27, 1997
       ----------------------------------
        /s/ Walter T. Mullikin, M.D.


        /s/ John S. McDonald, J.D.                                 Director                       June 27, 1997
       ----------------------------------
        /s/ John S. McDonald, J.D.


        /s/ Richard J. Kramer                                      Director                       June 27, 1997
       ----------------------------------
        /s/ Richard J. Kramer


        /s/ Rosalio J. Lopez, M.D.                                 Director                       June 27, 1997
       ----------------------------------
        /s/ Rosalio J. Lopez, M.D.


        /s/ C.A. Lance Piccolo                                     Director                       June 27, 1997
       ----------------------------------
        /s/ C.A. Lance Piccolo


        /s/ Rodger L. Headrick                                     Director                       June 27, 1997
       ----------------------------------
        /s/ Rodger L. Headrick


        /s/ Harry M. Jansen Kraemer, Jr.                           Director                       June 27, 1997
       ----------------------------------
        /s/ Harry M. Jansen Kraemer, Jr.

                                  EXHIBIT INDEX

  Exhibit                                                                                  Sequential
  Number                         Description of Exhibit                                   Page Number
  ------                         ----------------------                                   -----------
(4)-1             MedPartners/Mullikin, Inc. Stockholders' Rights Plan, filed as
                  Exhibit (4)-1 to the Company's Registration Statement on Form
                  S-4 (Registration No. 333-00774) is hereby incorporated by reference.


(4)-2             Amendment No. 1 to the Stockholders' Rights Plan of
                  MedPartners, Inc., filed as Exhibit (4)-2 to the Company's
                  Annual Report on Form 10-K for the fiscal year ended December
                  31, 1996, is hereby incorporated herein by reference.


(4)-3             Amendment No. 2 to the Stockholders' Rights Plan of
                  MedPartners, Inc., filed as Exhibit (4)-2 to the Company's
                  Registration Statement on Form S-3 (Registration No.
                  333-17339), is hereby incorporated herein by reference.


(4)-4             MedPartners, Inc. 1994 Stock Incentive Plan.


(4)-5             MedPartners, Inc. 1994 Non-Employee Director
                  Stock Option Plan.


(5) Opinion of Haskell Slaughter & Young, L.L.C. as to legality of the shares of MedPartners, Inc. Common Stock being registered.


(23)-1            Consent of Ernst & Young LLP, Independent Auditors.


(23)-2 Consent of Haskell Slaughter & Young, L.L.C. (contained in the opinion of counsel filed as Exhibit 5 to this Registration
                  Statement).


 24 Powers of Attorney (set forth on the signature page of this Registration Statement).
